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                                                                    Exhibit 23.1

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10769) of Optika Imaging Sysytems, Inc. of our report dated January 31, 1997, appearing on page 37 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Boulder, Colorado
March 27, 1997